                                                                   EXHIBIT 99.1

MEDIA CONTACTS:

Nancy Rosenzweig:
      (617) 577-8020
Diane Huggins
      (615) 256-9915

INVESTOR CONTACT:

Mike Hogrefe
      (615) 256-9915


            Bright Horizons Family Solutions Announces August Results

Boston, Mass. and Nashville, Tenn., September 24, 1998 - Bright Horizons Family Solutions, Inc. (Nasdaq - NM "BFAM") today announced operating results for the month of August 1998. Revenues for the August period were $17.2 million and net income before merger and integration costs was approximately $438,000. The merger between Bright Horizons, Inc. (Nasdaq - NM "BRHZ") and CorporateFamily Solutions (Nasdaq - NM "CFAM") was completed on July 24, 1998. Merger and integration costs will be reflected in the Company's results for the third quarter ending September 30, 1998.

         Bright Horizons Family Solutions provides workplace services for employers and families, including childcare, early education and strategic worklife consulting. The newly combined company manages 268 family centers, has approximately 8,800 employees and serves more than 31,000 families in 35 states and the District of Columbia.

         This news release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of factors that are discussed in the Company's filings with the Securities and Exchange Commission, including the Registration Statement on Form S-4 dated June 17, 1998.